Exhibit 4.1
ESPRE SOLUTIONS INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CERTIFICATE NUMBER	SHARES

PAR VALUE $0.001	CUSIP NO. 29666M 20 4
COMMON STOCK

THIS CERTIFIES THAT

IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF
ESPRE SOLUTIONS INC.
TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON
SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED
BY THE TRANSFER AGENT AND RESGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE
CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: COUNTERSIGNED AND REGISTERED: ISLAND STOCK TRANSFER TRANSFER AGENT
BY: /s/
AUTHORIZED SIGNATURE

[ESPRE SOLUTIONS CORPORATE SEAL]

/S/ BOB LOGAN	100 SECOND AVE SOUTH STE 104N
CHIEF OPERATING OFFICER	ST. PETERSBURG, FL 33701 727.289.0010